DOCUMENT HEADER
DOCUMENT DESCRIPTION EXHIBIT 5
DOCUMENT TYPE 2
COUNT 1

<PAGE 1>
                                                       Exhibit 5

                       September 19, 1996

VWR Scientific Products Corporation
Goshen Corporate Park West
1310 Goshen Parkway
West Chester, Pennsylvania  19830

     Re:  VWR Scientific Products Corporation
          Securities and Exchange Commission
          Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to VWR Scientific Products Corporation (the Company) in connection with the preparation and filing with the Securities and Exchange Commission of the Companys Registration Statement on Form S-8 under the Securities Act of 1993 (the Registration Statement) relating to 2,000,000 shares of Common Stock of the Company, par value $1.00 per share, (the Shares) issuable upon the exercise of options granted under the Companys 1995 Stock Incentive Plan (the Plan).

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Companys Articles of Incorporation, its By-Laws, resolutions of its Board of Directors, the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercies of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company, and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

     The opinions expressed herein are limited to the federal laws of the United States and the Business Corporation Law of the Commonwealth of Pennsylvania.

     We consent to the use of this opinion as an exhibit to the Registraton statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,


                                      DRINKER BIDDLE & REATH